UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 12, 2015

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116422
People’s Republic of China
(Address, including zip code, of principal executive offices)

86-411-39185985
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 12, 2015, China BAK Battery, Inc. (the “Company”) held the 2015 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) in Dalian, China. Holders of the Company’s common stock at the close of business on April 20, 2015 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 12,619,597 outstanding shares of common stock entitled to vote. A total of 8,352,549 shares of common stock (66.18%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on six proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated April 24, 2015 and the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected five directors to the Board of Directors of the Company to serve until the 2016 annual meeting of stockholders. The votes regarding this proposal were as follows:

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Xiangqian Li	4,782,616	187,614	208,092	3,174,227
Chunzhi Zhang	4,780,694	191,742	205,886	3,174,227
Martha C. Agee	4,785,033	187,603	205,686	3,174,227
Jianjun He	4,779,844	192,592	205,886	3,174,227
Guosheng Wang	4,785,884	186,546	205,892	3,174,227

Proposal 2: The Company’s stockholders ratified the selection of Crowe Horwath (HK) CPA Limited as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2015. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
7,883,966	256,905	211,678

Proposal 3: The Company’s stockholders approved an amendment to the Company’s Articles of Incorporation and increased the authorized number of shares available for issuance from 20,000,000 to 500,000,000 shares of common stock, par value $0.001 per share.

The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
6,755,662	1,382,002	214,885

Proposal 4: The Company’s stockholders did not approve an amendment to the Company’s Articles of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.001 per share of the Company, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time.

The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,633,338	339,892	205,092	3,174,227

Proposal 5: The Company’s stockholders approved an amendment to Section 1.7 of the Company’s Stock Option Plan.

The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,658,617	306,118	214,587	3,173,227

Proposal 6: The Company’s stockholders approved the China BAK Battery, Inc. 2015 Equity Incentive Plan.

The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,624,785	340,283	213,254	3,174,227

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: June 17, 2015	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer